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                                                              EXHIBIT 99.B(2)(A)


                                 AMENDMENT NO. 1
                                     TO THE
                                 AMENDED BYLAWS
                                       OF
                              WEBS INDEX FUND, INC.
                                 (THE "COMPANY")


         Pursuant to the terms of the Amended ByLaws of Company, as approved at the March 5, 1996 meeting of the Board of Directors, the Amended ByLaws are hereby further amended to replace the name "Foreign Fund, Inc." with the name "WEBS Index Fund, Inc."